FROM:                                     FOR:
Padilla Speer Beardsley Inc.              Synovis Life Technologies, Inc.
1101 West River Parkway                   2575 University Ave.
Minneapolis, Minnesota 55415-1256         St. Paul, Minnesota 55114

CONTACT:                                  CONTACT:
Nancy A. Johnson                          Karen Gilles Larson, president and CEO
(612) 455-1700                            Connie Magnuson, CFO
                                          (651) 603-3700


FOR IMMEDIATE RELEASE
---------------------

SYNOVIS LIFE TECHNOLOGIES REPORTS 61 PERCENT GROWTH
IN REVENUE AND 63 PERCENT INCREASE IN NET INCOME FOR
SECOND FISCAL QUARTER

SURGICAL BUSINESS REVENUE RISES 31 PERCENT, LED BY 69 PERCENT GAIN IN PERI-STRIPS(R) SALES; INTERVENTIONAL BUSINESS REVENUE NEARLY DOUBLES

     ST. PAUL, Minn., May 21, 2003 -- Synovis Life Technologies, Inc. (Nasdaq:
SYNO), today reported record results and continuing robust growth for the second quarter and six months ended April 30, 2003.

     Consolidated net revenue increased 61 percent to $15.3 million in the second quarter of fiscal 2003 from $9.5 million in the same period of fiscal 2002. Operating income rose to $1.9 million, up 63 percent over the year-ago quarter. Synovis generated net income of $1.2 million, or 12 cents per diluted share, versus $766,000, or eight cents per diluted share, in the second quarter of fiscal 2002.

     For the first half of fiscal 2003, consolidated net revenue increased 59 percent to $27.8 million from $17.5 million in the first half of the prior year. The company produced operating income of $3.1 million compared to $1.9 million in the same period last year. Consolidated net income rose to $2.0 million, or 20 cents per diluted share, in the first six months from $1.3 million, or 13 cents per diluted share, in the year-ago period.




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Synovis Life Technologies, Inc.
May 21, 2003
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     Cash provided by operations totaled $549,000 in the first half of fiscal
2003, of which $2.2 million was generated during the second fiscal quarter. Working capital demands in the first half of the fiscal year used $2.6 million, primarily to support increases in accounts receivable and inventory accompanying the steep growth curve in both business segments.

     "We continue to drive a very high growth rate across an expanding business," said Karen Gilles Larson, Synovis Life Technologies president and chief executive officer. "The surgical and interventional businesses are both strong contributors to the company's vitality, each successfully capitalizing on their full pipelines of opportunities. Our solid balance sheet and increasing profitability continue to provide us with the operating and investment capital necessary to internally fund a high growth rate."

SURGICAL DEVICE BUSINESS
     Surgical device business revenue rose 31 percent in the second quarter to $6.3 million from $4.8 million in the prior-year quarter. This business generated a 118 percent increase in operating income, reaching $1.1 million in the second quarter versus $501,000 in the year-ago period. The higher operating income was driven by revenue growth, gross margin gains and lower operating expenses as a percent of revenue. The operating margin increased to 17 percent in the second quarter of 2003 from 10 percent in the previous year's quarter. The surgical device business develops, manufactures and markets implantable biomaterial products, tools to facilitate cardiovascular surgeries and products for microsurgery.

     Peri-Strips(R) was again the surgical product with the highest revenue growth, generating $2.8 million in the second quarter, up 69 percent over the year-ago quarter. For the fiscal year to date, Peri-Strips sales reached $5.5 million, an 86 percent increase over the same period last year, and accounted for 20 percent of consolidated net revenue.

     Recent estimates indicate that there are more than 15 million morbidly obese Americans. Gastric bypass surgery, a specific surgical treatment for morbid obesity, is rapidly gaining acceptance as a treatment for this condition, and surgeons are using Peri-Strips with greater frequency as they experience its clinical value in preventing life-threatening complications. Forecasts project the number of gastric bypass procedures performed in the




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Synovis Life Technologies, Inc.
May 21, 2003
Page 3



United States will reach at least 80,000 in 2003 and between 110,000 and 150,000 by 2004. An estimated 60,000 gastric bypass procedures were performed in 2002.

     Two emerging opportunities in the surgical business are the Coupler, a device used by microsurgeons in several specialties to connect extremely small arteries or veins, without sutures, quickly, easily and with consistently excellent results; and Veritas(TM) Collagen Matrix, a patented next-generation biomaterial.

     Microsurgery product revenue, primarily Coupler sales, increased 20 percent in the second quarter, contributing $343,000 of revenue to the surgical segment. A prominent microsurgeon has been invited to demonstrate use of the Coupler in a surgical procedure at the Second Congress of the World Society of Reconstructive Microsurgery, June 11-14, in Heidelberg, Germany. Synovis is developing a new version of the Coupler that, in addition to connecting vessels, is designed to detect blood flow, confirming initial and post-operative success of the vessel connection in microsurgery applications. Another version of the product is under development for the significant cardiac and vascular markets.

     Veritas(TM) sales are progressing. Second-quarter sales grew nearly fourfold over the year-ago period, as they have in the last two quarters. Larson added, "We are very enthusiastic about Veritas and its clinical benefits to patients. We believe that, through the network of surgeon experience and our marketing efforts, this product's clinical benefits and performance will translate into growing sales."

     Veritas has FDA marketing clearance for use in surgical procedures for the treatment of urologic and gynecologic conditions common among post-menopausal women. Synovis just received the CE Mark approval, clearing the way to market Veritas for these indications in Europe.

INTERVENTIONAL BUSINESS
     The interventional business continues to deliver impressive revenue growth. Second-quarter net revenue grew 93 percent to $9.0 million, from $4.6 million in the year-ago period. Quarterly operating income from the interventional business climbed to $814,000, a 23 percent gain over $664,000 in the same period last year. This business segment serves interventional medical device companies, providing product engineering services and manufacturing fixation



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Synovis Life Technologies, Inc.
May 21, 2003
Page 4



helices, conductor coils, stylets, guidewires and other micro-wire and plastic devices used in cardiac rhythm management, neurostimulation and vascular procedures.

     The gross margin percentage for the interventional business improved to 29 percent in the second quarter, up sequentially from 23 percent in the first quarter of fiscal 2003, but still below the 36 percent level of the second quarter of fiscal 2002. Start-up costs related to new processes and products, along with the costs of training a rapidly growing workforce reduced the first-quarter gross margin percentage. As anticipated, the gross margin percentage is improving as these transitional activities progress. The operating margin for the interventional business was 9 percent in the second fiscal quarter, also significantly improved from the first quarter of fiscal 2003.

     Larson said, "The April 30th grand opening of Synovis Caribe, our Puerto Rico manufacturing facility, was an exciting event and a milestone for Synovis. Thanks to the talent and motivation of all those involved, we met a very aggressive schedule, and our new facility began operations in mid-March. Synovis Caribe adds capacity to accommodate the fast-pace growth of the interventional business. In addition, its strategic proximity to U.S. medical device companies located in Puerto Rico increases business opportunities."

OUTLOOK FOR FISCAL 2003
     Synovis Life Technologies reaffirms its fiscal 2003 guidance with consolidated revenue expected to reach $50 million to $55 million and fully diluted earnings per share anticipated in the range of 38 cents to 41 cents. This guidance represents a 25 percent to 37.5 percent increase in revenue and a 22 percent to 32 percent gain in earnings per share.

     Larson concluded, "We are seeing the rewards of our strategy to diversify our business. While our interventional business is contributing faster revenue growth, the surgical business is generating stronger operating profits. The result is that consolidated revenue and profit growth are both very strong. Our immediate growth opportunities are yielding the obvious gains, while our emerging opportunities provide new potential. The opportunities that will define our future are already in the pipeline. Our investment in the overall business infrastructure and a full R&D pipeline are the basis for a dynamic business model with the capacity to provide strong sustainable growth and increasing profitability."



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Synovis Life Technologies, Inc.
May 21, 2003
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CONFERENCE CALL AND WEBCAST
     Synovis Life Technologies, Inc., will host a live Webcast of its second-quarter conference call Wednesday, May 21, at 10:00 a.m. CT to discuss second-quarter and first-half results, as well as current market opportunities and the outlook for the remainder of fiscal 2003. To access the Webcast, go to the investor's portion of the company's Web site, www.synovislife.com, on the day of the conference call and click on the Webcast icon. The Webcast replay will be available from noon CT, Wednesday, May 21, until 5:00 p.m. CT, Friday, June 20.

     If you do not have access to the Internet and want to listen to an audio replay of the second-quarter conference call, dial (800) 633-8284 and enter access number 21142869. The audio replay will be available beginning at noon CT on Wednesday, May 21, through 5:00 p.m. CT on Friday, May 23.

ABOUT SYNOVIS LIFE TECHNOLOGIES
     Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, designing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

     Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed and the level of orders from contract manufacturing customers. A full discussion of factors can be found in the company's Annual Report on Form 10-K for the year ended October 31, 2002.



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May 21, 2003
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SYNOVIS LIFE TECHNOLOGIES, INC.

Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                                Three Months Ended                     Six Months Ended
                                                     April 30                              April 30
                                              2003               2002              2003                2002
                                              ----               ----              ----                ----

Net revenue                                $ 15,298           $ 9,484           $ 27,767            $ 17,513
Cost of revenue                               8,731             4,822             15,758               8,847
Gross margin                                  6,567             4,662             12,009               8,666
Gross margin percentage                         43%               49%                43%                 49%
Selling, general and
   administrative                             3,610             3,084              6,981               5,878
Research and development                      1,053               413              1,914                 872
Operating income                              1,904             1,165              3,114               1,916
Interest, net                                   (2)                 9                (1)                  27
Income before provision for
   income taxes                               1,902             1,174              3,113               1,943

Provision for income taxes                      655               408              1,073                 675

Net income                                 $  1,247           $   766           $  2,040            $  1,268

Basic earnings per share                   $   0.13           $  0.08           $   0.21            $   0.14
Diluted earnings per share                 $   0.12           $  0.08           $   0.20            $   0.13


Weighted basic shares
   outstanding                                9,689             9,368              9,647               9,302
Weighted diluted shares
   outstanding                               10,211             9,851             10,135               9,783




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Synovis Life Technologies, Inc.
May 21, 2003
Page 7



Business Segment Information
(In thousands)

                                               Three Months Ended                    Six Months Ended
                                                    April 30                             April 30
                                              2003             2002             2003                2002
                                              ----             ----             ----                ----

Net revenue
    Surgical device business               $  6,326          $ 4,835         $ 12,396             $  8,994
    Interventional business                   8,972            4,649           15,371                8,519
    Total                                  $ 15,298          $ 9,484         $ 27,767             $ 17,513

Gross margin
    Surgical device business               $  4,007          $ 3,006         $  7,958             $  5,490
    Interventional business                   2,560            1,656            4,051                3,176
    Total                                  $  6,567          $ 4,662         $ 12,009             $  8,666

Gross margin percentage
    Surgical device business                    63%              62%              64%                  61%
    Interventional business                     29%              36%              26%                  37%
    Total                                       43%              49%              43%                  50%

Operating income
    Surgical device business               $  1,090          $   501         $  2,202              $   610
    Interventional business                     814              664              912                1,306
    Total                                  $  1,904          $ 1,165         $  3,114              $ 1,916



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Synovis Life Technologies, Inc.
May 22, 2002
Page 8





Consolidated Condensed Balance Sheets (unaudited)
As of April 30, 2003 and October 31, 2002

(in thousands, except share and per share data)

                                                                                  April 30,                 October 31,
                                                                                    2003                       2002
                                                                              ----------------            --------------

ASSETS
Current assets:
Cash and cash equivalents                                                           $  6,458                  $  7,866
Accounts receivable, net                                                               6,706                     4,815
Inventories                                                                           10,117                     7,368
Other                                                                                    989                       971
                                                                                    --------                  --------
    Total current assets                                                              24,270                    21,020


Equipment and leasehold improvements, net                                              9,856                     8,408
Goodwill and other intangible assets, net                                              7,084                     7,127
Other                                                                                     36                        58
                                                                                    --------                  --------
    Total assets                                                                    $ 41,246                  $ 36,613
                                                                                    ========                  ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                                $ 7,560                  $  5,471
Current maturities of long-term obligations                                              360                       362
                                                                                    --------                  --------
    Total current liabilities                                                          7,920                     5,833


Long-term obligations and deferred income taxes                                          302                       482
                                                                                    --------                  --------

    Total liabilities                                                                  8,222                     6,315
                                                                                    --------                  --------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates
                                                                                          --                         --
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 9,737,400 and 9,586,222
     at April 30, 2003 and October 31, 2002, respectively                                 97                        96
Additional paid-in capital                                                            31,872                    31,190
Unearned compensation                                                                     (4)                       (7)
Retained earnings (accumulated deficit)                                                1,059                      (981)
                                                                                    --------                  --------
    Total shareholders' equity                                                        33,024                    30,298
                                                                                    --------                  --------
    Total liabilities and shareholders' equity                                      $ 41,246                  $ 36,613
                                                                                    ========                  ========


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